                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 4, 1999, relating to the financial statements and financial highlights which appear in the September 30, 1999 Annual Report to Shareholders of Berger One Hundred Fund, Inc.(now known as Berger Growth Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights for the Berger Funds Family" and "Independent Accountants" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP


Denver, Colorado
January 27, 2000